EXHIBIT 14
FIRST AMENDED AND RESTATED JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(K)(1)
     This First Amended and Restated Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.
Dated: September 9, 2009

/s/ Robert F.X. Sillerman

Robert F.X. Sillerman

Sillerman Capital Holdings, L.P.

/s/ Robert F.X. Sillerman

By: Robert F.X. Sillerman, as President of Sillerman

Capital Holdings, Inc.
Its: General Partner

/s/ Paul C. Kanavos

Paul C. Kanavos

/s/ Brett Torino

Brett Torino

ONIROT Living Trust dated 06/20/2000

/s/ Brett Torino

By: Brett Torino, as Trustee

TTERB Living Trust

/s/ Brett Torino

By: Brett Torino, as Trustee

Atlas Real Estate Funds, Inc.

By:	/s/ Paul Kanavos

Name:	Paul Kanavos
Title:	President